As filed with the Securities and Exchange Commission on February 21, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROTAGONIST THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	94-0505495

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7707 Gateway Boulevard, Suite 140

Newark, California 94560

(510) 474-0170

(Address, including zip code and telephone number, of Registrant’s principal executive offices)

Protagonist Therapeutics, Inc. 2016 Equity Incentive Plan

Protagonist Therapeutics, Inc. 2016 Employee Stock Purchase Plan

(Full title of the plans)

Dinesh V. Patel, Ph.D.

President and Chief Executive Officer

7707 Gateway Boulevard, Suite 140

Newark, California 94560

(510) 474-0170

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Ryan Murr

Gibson, Dunn & Crutcher LLP

555 Mission Street

Suite 3000

San Francisco, California 94105

415-856-0620

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Protagonist Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (a) 2,441,405 shares of common stock, $0.00001 par value per share (the “Common Stock”), issuable to eligible persons under the Registrant’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”), which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on August 15, 2016 (File No. 333-213120), March 8, 2017 (File No. 333-216532), March 7, 2018 (File No. 333-223500), March 12, 2019 (File No. 333-230213), March 10, 2020 (File No. 333-237066), March 10, 2021 (File No. 333-254090), February 28, 2022 (File No. 333-263097), March 15, 2023 (File No. 333-270573), and February 27, 2024 (File No. 333-277405), and (b) 300,000 shares of Common Stock issuable to eligible persons under the Registrant’s 2016 Employee Stock Purchase Plan (the “2016 ESPP”), which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on August 15, 2016 (File No. 333-213120), March 8, 2017 (File No. 333-216532), March 7, 2018 (File No. 333-223500), March 12, 2019 (File No. 333-230213), March 10, 2020 (File No. 333-237066), March 10, 2021 (File No. 333-254090), February 28, 2022 (File No. 333-263097), March 15, 2023 (File No. 333-270573), and February 27, 2024 (File No. 333-277405) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2016 Plan and the 2016 ESPP are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

ITEM 8.	EXHIBITS

Exhibit Number	Description
4.1 (1)	Amended and Restated Certificate of Incorporation of Protagonist Therapeutics, Inc.
4.2 (2)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Protagonist Therapeutics, Inc.
4.2 (3)	Amended and Restated Bylaws of Protagonist Therapeutics, Inc.
4.3 (4)	Specimen stock certificate evidencing the shares of common stock.
5.1*	Opinion of Gibson, Dunn & Crutcher LLP.
23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2*	Consent of independent registered public accounting firm.
24.1*	Power of Attorney (included on the signature page of this Form S-8).
99.1 (5)	Protagonist Therapeutics, Inc. 2016 Equity Incentive Plan and forms of stock option grant notice, option agreement, notice of exercise, restricted stock unit grant notice and restricted stock unit agreement thereunder.
99.2 (6)	Protagonist Therapeutics, Inc. 2016 Employee Stock Purchase Plan.
107*	Calculation of Filing Fee Table.

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-37852), filed with the Securities and Exchange Commission on August 16, 2016, and incorporated herein by reference.
(2)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37852), filed with the Securities and Exchange Commission on June 26, 2024, and incorporated herein by reference.
(3)	Filed as Exhibit 3.2(b) to Registrant’s Registration Statement on Form S-1 (File No. 333-212476), filed with the Securities and Exchange Commission on August 1, 2016, and incorporated herein by reference.
(4)	Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-212476), filed with the Securities and Exchange Commission on August 1, 2016, and incorporated herein by reference.
(5)	Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-212476), filed with the Securities and Exchange Commission on August 1, 2016, and incorporated herein by reference.
(6)	Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-212476), filed with the Securities and Exchange Commission on August 1, 2016, and incorporated herein by reference.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on this 21st day of February, 2025.

PROTAGONIST THERAPEUTICS, INC.

By:	/s/ Dinesh V. Patel, Ph.D.
Dinesh V. Patel, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dinesh V. Patel, Ph.D. and Asif Ali, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dinesh V. Patel, Ph.D.	President, Chief Executive Officer and Director	February 21, 2025
Dinesh V. Patel, Ph.D.	(Principal Executive Officer)

/s/ Asif Ali	Chief Financial Officer	February 21, 2025
Asif Ali	(Principal Financial and Accounting Officer)

/s/ Harold E. Selick, Ph.D.	Chairman of the Board of Directors	February 21, 2025
Harold E. Selick, Ph.D.

/s/ Bryan Giraudo	Director	February 21, 2025
Bryan Giraudo

/s/ Sarah O’Dowd	Director	February 21, 2025
Sarah O’Dowd

/s/ William D. Waddill	Director	February 21, 2025
William D. Waddill

/s/ Lewis T. Williams, M.D., Ph.D.	Director	February 21, 2025
Lewis T. Williams, M.D., Ph.D.